Exhibit 21.1

Affordable Residential Communities Inc.
List of Subsidiaries (Direct and Indirect)

Affordable III, L.L.C.	ARC III, L.L.C.
Affordable Residential Communities Inc.	ARC Insurance Holdings, Inc.
Affordable Residential Communities LP	ARC Insurance Services, Inc.
ARC AF Utilities LLC	ARC Insurance Services, L.L.C.
ARC Arlington Lakeside LP	ARC Lamplighter Village LLC
ARC Autumn Woods LLC	ARC MEZZ 6 LLC
ARC BHA Utilities LLC	ARC MEZZ 7 LLC
ARC BHC Utilities LLC	ARC MEZZ 8 LLC
ARC Birchwood LLC	ARC of Utilities LLC
ARC Brookside Village LP	ARC Quality Beach LLC
ARC Capital Trust I	ARC Real Estate Holdings, LLC
ARC Cedar Knoll LLC	ARC Real Estate, LLC
ARC Cedar Terrace LLC	ARC Royal Crest LLC
ARC Communities I LLC	ARC Shadowood LLC
ARC Communities 2 LLC	ARC SPEI I, L.L.C.
ARC Communities 3 LLC	ARC SPEI II, L.L.C.
ARC Communities 4 LLC	ARC Stone Mountain LLC
ARC Communities 5 LLC	ARC TRS, Inc.
ARC Communities 6 LLC	ARC WL Utilities LLC
ARC Communities 7 LLC	ARC/DAM Management, Inc.
ARC Communities 8 LLC	ARC14FLCV LLC
ARC Communities 9 LLC	ARC15FLOV LLC
ARC Communities 10 LLC	ARC18FLD LLC
ARC Communities 11 LLC	ARC18FLSH LLC
ARC Communities 12 LLC	ARC18TX LP
ARC Communities 13 LLC	ARC18TXGP LLC
ARC Communities 14 LLC	ARC3NC, L.L.C.
ARC Communities 15 LLC	ARC4BFND, L.L.C.
ARC Communities 16 LLC	ARC4FL, L.L.C.
ARC Communities 17 LLC	ARC4MEZ, L.L.C.
ARC Communities 19 LLC	ARC4NY, L.L.C.
ARC DAM Beaver LLC	ARC4TX, L.L.C.
ARC DAM Brookside LLC	ARC4UT, L.L.C.
ARC DAM Carsons LLC	ARCAL LLC
ARC DAM Colling LLC	ARCLLP LLC
ARC DAM Crest LLC	ARCCCK LLC
ARC DAM Danboro LLC	ARCCOGM
ARC DAM Ephrata LLC	ARCFLMC LLC
ARC DAM Freida LLC	ARCFLSV LLC
ARC DAM GA LLC	ARCMEZZII, L.L.C.
ARC DAM Gregory LLC	ARCML06 LLC
ARC DAM HB LLC	ARCMOBV LLC
ARC DAM Huguenot LLC	ARCMS, Inc.
ARC DAM Maple LLC	ARCMV LLC
ARC DAM Monroe LLC	ARCPR LLC
ARC DAM Moosic LLC	ARCQB LLC
ARC DAM Mountain LLC	ARCSBN LLC
ARC DAM Oakwood LLC	ARCTXTP LLC
ARC DAM Pine LLC	ARCVP LLC
ARC DAM SA LLC	Carriage Cove, LLC
ARC DAM SS LLC	Colonial Gardens Water, Inc.
ARC DAM Suburban LLC	Enspire Finance LLC
ARC Dealership, Inc.	Enspire Holdings LLC
ARC Encantada LLC	Salmaho Irrigation Co.
ARC Four Seasons LLC	Windstar Aviation Corp.
ARC Housing LLC	Woodlake Dam, LLC

Woodlake Utilities LLC
NLASCO, Inc.
NLASCO Services, Inc.
National Group Corporation
American Summit Insurance Company
NALICO General Agency
JE Murphy Company of Florida, Inc.
JE Murphy Company, Inc.
NAGRUPCO, Ltd.
NLASCO National Lloyds, Inc.
Excalibur Financial Corporation
NLASCO Underwriter Partnership
NLASCO Underwriter Partner 1 LLC
NLASCO Underwriter Partner 2 LLC
National Lloyds Insurance Company